Exhibit 10.(aa)
(2024)
Acceptance of 2024 Long-Term Incentive Plan Awards
As of March 15, 2024, you were granted long-term incentive award(s) (“2024 Awards”) under the Protective Life Corporation Long-Term Incentive Plan (the “Plan”). In conjunction with these 2024 Awards, you have been provided with applicable award letter(s) (“2024 Award Letters”) and provisions document(s) (“2024 Provisions”). The 2024 Award Letters, 2024 Provisions, and the Plan govern your respective 2024 Awards and contain terms and conditions regarding the vesting and payment of the 2024 Awards, termination of employment, forfeiture, tax withholding, competitive and conflicting activities, confidentiality, non-solicitation of Company employees and customers, regulatory compliance, recoupment, remedies, and other important matters. If you agree to and accept the terms of the 2024 Awards, please sign where indicated below by March 22, 2024.
/s/ Richard J. Bielen

Rich Bielen
President and Chief Executive Officer
of Protective Life Corporation